UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2016

Date of Report (Date of earliest event reported)

BRIDGEWATER PLATFORMS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199582	33-123170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Shorncliffe Road Etobicoke, Ontario, Canada	M8Z 5K5
(Address of principal executive offices)	(Zip Code)

(416) 659-8907

Registrant's telephone number, including area code

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On August 11, 2016, a change in control of Bridgewater Platforms Inc. (the "Company") occurred by virtue of one of the Company's largest shareholders, Eric Davies, selling 2,500,000 shares of the Company's common stock to Michael R. Ward, an individual residing in Texas, which represents 30% of the Company's total issued and outstanding shares of common stock. Such 2.5 million shares sold represent all of the shares of the Company's common stock owned by Mr. Davies.

In addition Emanuel Oliveira, sold 2,500,000 shares of the Company's common stock, which represents 30% of the Company's total issued and outstanding shares of common stock and all of the shares of the Company's common stock owned by Mr. Oliveira. Mr. Oliveira sold 774,000 shares to Mr. Ward and sold 1,726,000 shares to Choice Consulting, LLC.

Total ownership of a majority of the Company's issued and outstanding as a result of these transactions is as follows:

Michael R. Ward	3,274,000	39.3%

Choice Consulting, LLC	1,726,000	20.7%

The Company is not aware of any relationship, contract, agreement, understanding or arrangement between Mr. Ward and Choice Consulting LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGEWATER PLATFORMS, INC.

DATE: August 15, 2016	By:	/s/ Emanuel Oliveira
	Name:	Emanuel Oliveira
	Title:	President

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